UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2022

Mediaco Holding Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-39029
(Commission File Number)

Indiana	84-2427771
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

395 HUDSON ST, FLOOR 7
NEW YORK, New York 10014
(Address of principal executive offices, including zip code)

(212) 229-9797
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 9, 2022, Fairway Outdoor LLC, FMG Kentucky, LLC and FMG Valdosta, LLC (collectively, the “Sellers”), all of which are wholly owned direct and indirect subsidiaries of MediaCo Holding Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), with The Lamar Company, L.L.C., a Louisiana limited liability company (the “Purchaser”).  The Company is also a party to the Purchase Agreement solely for the purpose guaranteeing the payment, performance and observation by the Sellers of the obligations, covenants and agreements of the Sellers under the Purchase Agreement.
Pursuant to the Purchase Agreement, the Purchaser agreed to purchase from the Sellers substantially all of the assets of the Company’s outdoor advertising business (the “Business”).  Concurrently with the consummation of the transactions contemplated by the Purchase Agreement, Billboards LLC, for which Fairway Outdoor LLC manages an outdoor advertising business under a Management Agreement, will also sell substantially all of the assets of its outdoor advertising business to the Purchaser.  Thereafter, the Company will no longer have an outdoor advertising business.
The transactions contemplated by the Purchase Agreement closed as of the date of the Purchase Agreement.  The purchase price was $78.6 million, subject to certain purchase price adjustments, paid at closing in cash.
The Purchase Agreement contains customary representations and warranties and indemnifications from the Seller Parties. in connection with the transaction, the Company entered into a Transition Services Agreement with the Purchaser.
There are no material relationships between the Sellers, the Purchaser or the Company.
The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1.
The Company issued a press release regarding the transaction on December 12, 2022, a copy of which is filed herewith as Exhibit 99.1.
Item 1.02                          Termination of a Material Definitive Agreement.
On December 9, 2022, following the consummation of the transactions contemplated by the Purchase Agreement and the sale by Billboards LLC of its assets, the Company and Billboards LLC terminated the Management Agreement, effective August 1, 2020, by and between Billboards LLC and Fairway Outdoor LLC.
Also on December 9, 2022, following the consummation of the transactions contemplated by the Purchase Agreement, the Company repaid in full all of its obligations under its Senior Credit Facility memorialized by that certain Amended and Restated Term Loan Agreement, dated as of February 28, 2020, as amended, by and among the Company, the other parties designated as borrowers thereto, the financial institutions from time to time party thereto, and GACP Finance Co., LLC, a Delaware limited liability company, as administrative agent and collateral agent, and terminated such term loan agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

 (a) Financial Statements of Businesses Acquired.

 None.

 (b) Pro Forma Financial Information.

The following unaudited pro forma consolidated financial statements of the Company, giving effect to the sale of the Business, are filed herewith as Exhibit 99.2 and are incorporated herein by reference:

(i) unaudited pro forma condensed consolidated balance sheet as of September 30, 2022;

(ii) unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and the nine months ended September 30, 3022; and

(iii) notes to unaudited pro forma consolidated financial statements.

 (c) Shell Company Transactions.

 None.
 (d) Exhibits.
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX
Exhibit	Description
2.1+	Asset Purchase Agreement, dated as of December 9, 2022, by and among Fairway Outdoor LLC, FMG Kentucky, LLC and FMG Valdosta, LLC and The Lamar Company, L.L.C., a Louisiana limited liability company.
99.1	Press Release dated December 12, 2022.
99.2	Pro Forma Financial Statements of the Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL).
____________________

+  The Registrant will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEDIACO HOLDING INC.

Date: December 12, 2022	By:	/s/ Bradford A. Tobin
Bradford A. Tobin President, Chief Operating Officer and General Counsel